Altra Holdings, Inc. Names New Chief Financial Officer

QUINCY, MA —December 13, 2007

Altra Holdings, Inc. (NASDAQ: AIMC), a multi-national designer, manufacturer, and marketer of industrial power transmission and motion control products, today announced that Christian Storch has been named Vice President and Chief Financial Officer. Storch brings more than 20 years of relevant experience to Altra Holdings.

Storch joins Altra Holdings from Standex International Corporation (NYSE: SXI) where he served as Vice President and Chief Financial Officer since September 2001. Storch also served on the Board of Directors of Standex International from October 2004 until his recent resignation. Storch served as Standex International’s Treasurer from 2003 through April 2006 and Manager of Corporate Audit and Assurance Services from July 1999 to 2003. Prior to his service to Standex International, Storch was a Divisional Financial Director and Corporate Controller at Vossloh AG, a publicly held German transport technology company. Storch has also previously served as an Audit Manager with Deloitte & Touche in Dusseldorf, Boston and Berlin.

Storch received his graduate degree in Business Administration from the University of Passau, Germany and is a Certified Tax Advisor in Germany and a Certified Public Accountant in the United States.

“Christian brings broad international and public company management experience to Altra Holdings,” said Michael L. Hurt, Altra Holding’s Chairman and Chief Executive Officer. “He has the financial, technical and managerial skills to help drive our company’s global growth. I am delighted to welcome Christian to our talented executive team.”

Storch, who will report to Mr. Hurt, will assume his CFO duties at Altra Holdings starting tomorrow, December 14, 2007, and will be responsible for all financial operations. Storch replaces David A. Wall, who resigned as Vice President and Chief Financial Officer of Altra Holdings and its subsidiaries on December 12, 2007 to pursue other career opportunities.

“We thank David for his many contributions to Altra Holdings over the past few years,” said Michael L. Hurt. “David played an important role in our company during a time of rapid growth, and we wish him every success in his future endeavors.”

About Altra

Altra Holdings, Inc. (NASDAQ: AIMC), through its wholly-owned subsidiary Altra Industrial Motion, Inc., is a leading multi-national designer, producer and marketer of a wide range of electromechanical power transmission products. The company brings together strong brands covering over 40 product lines with production facilities in nine countries. Our leading brands include Boston Gear, Warner Electric, TB Wood’s, Formsprag Clutch, Wichita Clutch, Ameridrives Couplings, Kilian Manufacturing, Marland Clutch, Nuttall Gear, Stieber Clutch, Twiflex Limited, Bibby Transmissions, Matrix International, Inertia Dynamics, Huco-Dynatork, Warner Linear, and All Power Transmissions. AIMC-E

This press release includes statements which are forward looking within the meaning of applicable securities laws. These statements may include or imply projections of future performance that are based upon the company’s expectations or assumptions. These expectations and assumptions, as well as the company’s future performance, are subject to a number of risks and uncertainties. Factors that could cause actual results to differ from projected results are discussed in the company’s Registration Statement on Form S-1 filed on June 4, 2007 with the Securities and Exchange Commission. Altra Holdings, Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward looking statements, whether as a result of new information, future events or otherwise.

Contact Information:

Craig Schuele

Vice President of Marketing and Business Development

Phone: (617) 689-6307]

Email: craig.schuele@altramotion.com

Altra Industrial Motion • The Power of Experience

Boston Gear • Warner Electric • TB Wood’s • Formsprag Clutch • Stieber Clutch • Marland Clutch • Wichita Clutch

Industrial Clutch • Ameridrives Couplings • Nuttall Gear • Delroyd Worm Gear • Kilian Manufacturing • Inertia Dynamics

Matrix International • Twiflex Limited • Bibby Transmissions • Huco Dynatork • Warner Linear • Saftek Friction